UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 24, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2007, Cell Therapeutics, Inc., a Washington corporation (“CTI”) announced it had entered into an Acquisition Agreement, dated as of July 24, 2007 (the “Acquisition Agreement”) by and among CTI, Cactus Acquisition Corp., a Delaware corporation and direct, wholly-owned subsidiary of CTI (“Cactus Sub”), Saguaro Acquisition Company LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of CTI (“Saguaro Sub”), Systems Medicine, Inc., a Delaware corporation (“SMI”) and Tom Hornaday and Lon Smith as Stockholder Representatives (as that term is defined in the Acquisition Agreement), pursuant to which (1) Cactus Sub will merge with and into SMI in a statutory reverse triangular merger (the “First Merger”) with SMI as the surviving corporation of the First Merger, and (2) immediately following the effectiveness of the First Merger, SMI will merge with and into Saguaro Sub in a statutory forward triangular merger (the “Second Merger” and collectively or in seriatim with the First Merger, as appropriate, the “Merger”) with Saguaro Sub as the surviving entity as a direct, wholly-owned subsidiary of CTI. Pursuant to the Acquisition Agreement, the purchase price will be $20 million, to be paid almost entirely in shares of common stock of CTI, no par value (“CTI Common Stock”), with rights for the stockholders of SMI to receive up to an additional $15 million, to be paid in either cash or CTI Common Stock at CTI’s election, upon the completion of certain regulatory milestones relating to the Food & Drug Administration approval process in the development of Brostallicin. The Merger has been approved by the boards of directors of both CTI and SMI and by a sufficient vote of the stockholders of SMI; it remains subject to customary closing conditions, including waivers by additional stockholders of SMI of statutory appraisal rights. Approval by the shareholders of CTI is not required for this transaction. The Merger is expected to close in late July. A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release announcing the execution of the Acquisition Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Acquisition Agreement contains representations, warranties and covenants of both CTI and SMI. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Acquisition Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of CTI or SMI or any of their respective subsidiaries.

CTI knows of no material relationship between the Corporation or its affiliates and SMI or the Stockholders Representatives other than in respect of the Acquisition Agreement.

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, which item is incorporated herein by reference, CTI intends to issue approximately 4.2 million unregistered shares of CTI Common Stock pursuant to the Acquisition Agreement, to the stockholders of SMI at the time of the Merger in exchange for their SMI shares.

CTI anticipates that the proposed issuance of the CTI Common Stock pursuant to the Acquisition Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (“Regulation D”), based upon appropriate representations that CTI has obtained, or will obtain prior to such issuance, from each SMI stockholder receiving such shares.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Acquisition Agreement dated as of July 24, 2007, by and among Cell Therapeutics, Inc., Cactus Acquisition Corp., Saguaro Acquisition Company LLC, Systems Medicine, Inc., Tom Hornaday and Lon Smith.*

99.1	Press Release dated July 25, 2007

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 27, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
2.1	Acquisition Agreement dated as of July 24, 2007, by and among Cell Therapeutics, Inc., Cactus Acquisition Corp., Saguaro Acquisition Company LLC, Systems Medicine, Inc., Tom Hornaday and Lon Smith.*

99.1	Press Release dated July 25, 2007

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.